Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2013

FIRST QUARTER RESULTS

Long Beach, Calif., June 7, 2012 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2013 first quarter ended April 30, 2012.

Fiscal First Quarter 2013 vs. 2012 Results:

•	Revenues were $1,148.3 million, a decrease of 4.2 percent from $1,198.7 million.

•	Net revenues (revenues minus purchased transportation costs) were $405.8 million, a decrease of 1.2 percent from $410.6 million.

•	Net income attributable to UTi Worldwide Inc. was $12.9 million, or $0.12 per diluted share, compared to $8.7 million, or $0.08 per diluted share.

•

Adjusting for severance costs, adjusted net income attributable to UTi Worldwide Inc. was $14.1 million, or $0.14 per diluted share. This compares to $12.2 million, or $0.12 per diluted share, which was adjusted for severance, facility exit and other costs.

•

All references to adjusted items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “Results in the fiscal 2013 first quarter were impacted by the weak industry-wide airfreight environment which resulted in reduced tonnage in the quarter, particularly in the month of April. Offsetting this was an expansion in net revenue per unit, as well as an increase in ocean volumes compared to the first quarter of last year. Contract logistics and distribution revenues also grew, reflecting increased client volumes. Currency had a negative impact on results, particularly from the weaker South African rand. On an organic basis (excluding currency), net revenues actually grew 3.4 percent in the first quarter of fiscal 2013 while adjusted operating expenses increased at a slower rate. Our new integrated system is now live in the Netherlands, and we are on track to begin deployment in other countries in the second quarter.”

Revenues decreased 4.2 percent in the 2013 fiscal first quarter compared to the prior-year first quarter primarily due to the impact of currency and weaker airfreight volumes. These factors were partially offset by the increased contract logistics and distribution activity and higher levels of ocean volumes. Net revenues decreased 1.2 percent in the first quarter, reflecting currency effects and lower airfreight tonnage partially offset by higher net revenue per unit of cargo in freight forwarding.

Operating expenses less purchased transportation costs were $382.2 million in the first quarter of fiscal 2013, compared to $391.8 million in the same period last year. Severance costs totaled $1.7 million in the fiscal 2013 first quarter, primarily related to the company’s transformation activities. The fiscal 2012 first quarter operating expenses included charges of $4.8 million, comprising severance and other costs from transformation activities and the closure of underutilized contract logistics facilities in Europe.

Excluding these costs from both periods, adjusted operating expenses less purchased transportation costs were $380.5 million, a decrease of 1.7 percent from $386.9 million in the same period last year. Adjusted operating expenses less purchased transportation costs increased 2.7 percent on an organic basis, compared to the same period last year.

Operating income in the fiscal 2013 first quarter was $23.5 million. Excluding the severance costs described above, adjusted operating income in the first quarter of fiscal 2013 was $25.2 million, or 6.2 percent of net revenues. This compares to adjusted operating income in the year-ago first quarter of $23.6 million, or 5.8 percent of net revenues.

Net interest expense in the first quarter of fiscal 2013 was lower than the same period last year primarily due to reduced average levels of debt during the quarter.

Investor Conference Call:

UTi management will host an investor conference call today, June 7, 2012, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2013 first quarter. Investment professionals are invited to participate in the live call by dialing 800-762-8779 (domestic) or 480-629-9645 (international) using conference ID 4540128. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through June 10, 2012, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4540128.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue growth, which are adjusted to exclude the impact of currency fluctuations and, where applicable, acquisitions between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance and other costs. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations and, where applicable, acquisitions between comparable periods. The company has further referred to adjusted operating income and adjusted net income, each of which is adjusted to exclude severance and other costs as described above. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about the status and timing of the company’s freight forwarding operating and finance systems and the rollout of the integrated system throughout the world, and any other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to: volatility with respect to global trade; global economic, political and market conditions, including those in Africa, Asia and EMENA; risks associated with the company’s business transformation initiative; volatile fuel costs; transportation capacity, pricing dynamics and the ability of the company to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in foreign exchange rates; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced governmental investigations into the international air freight and air cargo transportation industry and other related investigations and lawsuits; the financial condition of the company’s customers; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2012, any subsequently filed Quarterly Reports on Form 10-Q and as described in the company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Income

(in thousands, except share and per share amounts)

	Three months ended April 30,
	2012	2011
Revenues:	(Unaudited )	(Unaudited	)
Airfreight forwarding	$381,140	$439,029
Ocean freight forwarding	284,707	281,578
Customs brokerage	28,266	30,253
Contract logistics	201,653	198,979
Distribution	148,888	129,353
Other	103,629	119,513

Total revenues	1,148,283	1,198,705

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	301,822	350,177
Ocean freight forwarding	234,505	234,235
Customs brokerage	1,443	1,554
Contract logistics	49,983	45,153
Distribution	97,007	87,859
Other	57,756	69,150
Staff costs	231,188	233,345
Depreciation	11,496	12,441
Amortization of intangible assets	3,242	3,455
Severance and other	1,700	4,849
Other operating expenses	134,601	137,694

Total operating expenses	1,124,743	1,179,912

Operating income	23,540	18,793
Interest expense, net	(2,808)	(4,224)
Other (expense)/income, net	(28)	176

Pretax income	20,704	14,745
Provision for income taxes	6,474	4,235

Net income	14,230	10,510
Net income attributable to non-controlling interests	1,344	1,767

Net income attributable to UTi Worldwide Inc.	$12,886	$8,743

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.13	$0.09
Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.12	$0.08
Number of weighted-average common shares outstanding used for per share calculations
Basic shares	103,003,684	102,110,811
Diluted shares	103,947,963	104,015,880

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2012	January 31, 2012
	(Unaudited)
Assets
Cash and cash equivalents	$329,434	$321,761
Trade receivables, net	954,793	947,480
Deferred income taxes	20,046	20,372
Other current assets	140,136	132,545

Total current assets	1,444,409	1,422,158
Property, plant and equipment, net	232,566	216,299
Goodwill and other intangible assets, net	541,196	534,237
Investments	1,006	1,108
Deferred income taxes	36,333	43,272
Other non-current assets	39,441	38,575

Total assets	$2,294,951	$2,255,649

Liabilities & Equity
Bank lines of credit	$128,574	$76,240
Short-term borrowings	984	1,019
Current portion of long-term borrowings	23,955	21,775
Current portion of capital lease obligations	12,475	13,768
Trade payables and other accrued liabilities	833,365	859,086
Income taxes payable	9,570	12,657
Deferred income taxes	4,308	1,927

Total current liabilities	1,013,231	986,472
Long-term borrowings, excluding current portion	233,677	231,204
Capital lease obligations, excluding current portion	14,281	15,845
Deferred income taxes	24,327	31,845
Other non-current liabilities	41,188	38,775
Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	493,940	491,073
Retained earnings	516,561	503,675
Accumulated other comprehensive loss	(56,051)	(55,983)

Total UTi Worldwide Inc. shareholders’ equity	954,450	938,765
Non-controlling interests	13,797	12,743

Total equity	968,247	951,508

Total liabilities and equity	$2,294,951	$2,255,649

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended April 30,
	2012	2011
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$14,230	$10,510
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs	3,569	3,698
Depreciation	11,496	12,441
Amortization of intangible assets	3,242	3,455
Amortization of debt issuance costs	384	782
Deferred income taxes	2,154	(1,717)
Uncertain tax positions	206	168
Excess tax benefits from share-based compensation	(256)	(398)
Loss on disposal of property, plant and equipment	15	54
Provision for doubtful accounts	62	1,089
Other	697	398
Net changes in operating assets and liabilities	(46,047)	(74,113)

Net cash used in operating activities	(10,248)	(43,633)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding software	(11,790)	(3,935)
Proceeds from disposal of property, plant and equipment	1,786	906
Purchases of software and other intangible assets	(6,524)	(5,153)
Net increase in other non-current assets	(661)	(1,620)
Other	108	(4)

Net cash used in investing activities	(17,081)	(9,806)
FINANCING ACTIVITIES:
Net borrowings under bank lines of credit	52,669	17,835
Net (decrease)/increase in short-term borrowings	(18)	57
Proceeds from issuance of long-term borrowings	556	198
Repayment of long-term borrowings	(10,072)	(1,787)
Debt issuance costs	(1,112)	—
Repayment of capital lease obligations	(5,506)	(4,373)
Acquisition of non-controlling interests	—	(1,168)
Distribution to non-controlling interests and other	(47)	(183)
Ordinary shares settled under share-based compensation plans	(2,408)	—
Proceeds from issuance of ordinary shares	1,449	1,334
Excess tax benefit from share-based compensation	256	398

Net cash provided by financing activities	35,767	12,311
Effect of foreign exchange rate changes on cash and cash equivalents	(765)	19,330

Net increase/(decrease) in cash and cash equivalents	7,673	(21,798)
Cash and cash equivalents at beginning of period	321,761	326,795

Cash and cash equivalents at end of period	$329,434	$304,997

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended April 30, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$761,548	$386,735	$—	$1,148,283

Purchased transportation costs	585,234	157,282	—	742,516
Staff costs	106,432	115,829	8,927	231,188
Depreciation	4,207	6,753	536	11,496
Amortization of intangible assets	1,054	1,648	540	3,242
Severance and other	667	826	207	1,700
Other operating expenses	46,604	83,743	4,254	134,601

Total operating expenses	744,198	366,081	14,464	1,124,743

Operating income/(loss)	$17,350	$20,654	$(14,464)	23,540

Interest expense, net				(2,808)
Other expense, net				(28)

Pretax income				20,704
Provision for income taxes				6,474

Net income				14,230
Net income attributable to non-controlling interests				1,344

Net income attributable to UTi Worldwide Inc.				$12,886

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended April 30, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$829,753	$368,952	$—	$1,198,705

Purchased transportation costs	645,250	142,878	—	788,128
Staff costs	109,667	116,713	6,965	233,345
Depreciation	4,388	7,394	659	12,441
Amortization of intangible assets	1,086	1,719	650	3,455
Severance and other	1,973	2,876	—	4,849
Other operating expenses	48,664	83,756	5,274	137,694

Total operating expenses	811,028	355,336	13,548	1,179,912

Operating income/(loss)	$18,725	$13,616	$(13,548)	18,793

Interest expense, net				(4,224)
Other income, net				176

Pretax income				14,745
Provision for income taxes				4,235

Net income				10,510
Net income attributable to non-controlling interests				1,767

Net income attributable to UTi Worldwide Inc.				$8,743

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

			Three months ended April 30, 2012
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating (Loss)/Income	Severance and Other
EMENA	$244,345	$62,988	$58,164	$38,153	$(540)	$1,030
Americas	186,665	196,723	46,383	88,611	6,460	425
Asia Pacific	212,864	16,975	46,539	11,146	10,805	25
Africa	117,674	110,049	25,228	91,543	21,279	13
Corporate	—	—	—	—	(14,464)	207

Total	$761,548	$386,735	$176,314	$229,453	$23,540	$1,700

			Three months ended April 30, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating (Loss)/Income	Severance and Other
EMENA	$273,831	$56,471	$64,970	$38,025	$(3,571)	$3,798
Americas	176,057	202,725	45,609	99,373	3,726	1,051
Asia Pacific	257,588	13,046	48,171	8,850	13,804	—
Africa	122,277	96,710	25,753	79,826	18,382	—
Corporate	—	—	—	—	(13,548)	—

Total	$829,753	$368,952	$184,503	$226,074	$18,793	$4,849

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended April 30, 2012	Three months ended April 30, 2011
GAAP Revenues	$1,148,283	$1,198,705
Less: Purchased transportation costs	(742,516)	(788,128)

Net Revenues	$405,767	$410,577

GAAP Operating expenses	$1,124,743	$1,179,912
Less: Purchased transportation costs	(742,516)	(788,128)

Operating expenses less purchased transportation costs	382,227	391,784
Severance and other (1)(2)	(1,700)	(4,849)

Non-GAAP Operating expenses	$380,527	$386,935

GAAP Operating income	$23,540	$18,793
Severance and other (1)(2)	1,700	4,849

Non-GAAP Operating income	$25,240	$23,642

Percent of Net Revenues	6.2%	5.8%
GAAP Pretax income	$20,704	$14,745
Severance and other (1)(2)	1,700	4,849

Non-GAAP Pretax income	$22,404	$19,594

GAAP Provision for income taxes	$6,474	$4,235
Severance and other (1)(2)	532	1,393

Non-GAAP Provision for income taxes	$7,006	$5,628

GAAP Net income attributable UTi Worldwide Inc.	$12,886	$8,743
Adjustment for:
Severance and other (1)(2)	1,700	4,849
Income tax severance and other (3)	(532)	(1,393)

Non-GAAP Net income attributable UTi Worldwide Inc.	$14,054	$12,199

GAAP Diluted earnings per common share	$0.12	$0.08
Adjustment for:
Severance and other (1)(2)	0.02	0.05
Income tax severance and other (3)	—	(0.01)

Non-GAAP Diluted earnings per common share	$0.14	$0.12

(1)	During the three months ended April 30, 2012, the company recorded pre-tax severance of $1,700 primarily related to transformation activities.
(2)	During the three months ended April 30, 2011, the company recorded pre-tax severance and other charges totaling $4,849, which were comprised of $1,973 in severance costs related to transformation activities and $2,876 in severance and facility exit costs associated with the closure of certain underutilized contract logistics facilities in Europe.
(3)	The provisions for income tax adjustment related to the severance costs were calculated based on the prevailing tax rate in each jurisdiction.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three months ended April 30, 2012. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation and acquisitions, where applicable.

Three months ended April 30, 2012:

	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items (4)(5)	Adjusted Organic Growth
Revenues	(4)%	3%	(1)%	—%	(1)%
Net revenues	(1)%	4%	3%	—%	3%
Operating expenses less purchased transportation costs	(2)%	4%	2%	1%	3%

(4)	During the three months ended April 30, 2012, the company recorded pre-tax severance of $1,700 primarily related to transformation activities.
(5)	During the three months ended April 30, 2011, the company recorded pre-tax severance and other charges totaling $4,849, which were comprised of $1,973 in severance costs related to transformation activities and $2,876 in severance and facility exit costs associated with the closure of certain underutilized contract logistics facilities in Europe.